Exhibit 3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of May 6, 2020 (this “Agreement”), by and among Atento S.A., a société anonyme incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B185761, having its registered office at 1, rue Hildegard Von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg (the “Company”), the entities listed under the respective headings “HPS,” “GIC,” and “Farallon” on Schedule A hereto (each such entity, an “Investor Entity” and, each such group of Investor Entities, including Affiliated Funds of such Investor Entities who receive any Ordinary Shares, an “Investor”), and each other Person who executes a joinder hereto (collectively with the Investor Entities, the “Holders,” and, each, a “Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 1 hereto.

WHEREAS, the Investor Entities would like to acquire and hold a certain number of Ordinary Shares pursuant to a share transfer agreement, to be dated on or about the date hereof, by and among Atalaya Luxco PIKco, as seller, the Investor Entities, severally and not jointly, as buyers, and the Company (the “Acquisition”).

WHEREAS, as an inducement for each Investor Entity to acquire such Ordinary Shares and for other good and valuable consideration received, the parties hereto hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register for public resale the Ordinary Shares such Holders hold.

WHEREAS, the Company deems it advisable and in the best interests of the Company to enter into this Agreement as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Definitions. As used herein, the following terms shall have the following meanings.

“Agreement” has the meaning set forth in the preamble hereof.

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Fund” shall mean, with respect to any Person, (i) such Person’s Affiliates, which for purposes of this clause (i) only includes any investment fund, investment vehicle, investment account or holding company that is directly or indirectly managed or advised by the same manager or investment adviser as such Person or by an Affiliate of such manager or investment adviser, and (ii) (A) any member or general or limited partner of such Person and (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Person or any general or limited partner of such Person. For the avoidance of doubt, for purposes of this Agreement, (x) each Investor Entity listed under the heading “HPS” on Schedule A hereto and its Affiliated Funds shall be an Affiliated Fund of each other Investor Entity so listed, (y) each Investor Entity listed under the heading “GIC” on Schedule A hereto and its Affiliated Funds shall be an Affiliated Fund of each other Investor Entity so listed, and (z) each Investor Entity listed under the heading “Farallon” on Schedule A hereto and its Affiliated Funds shall be an Affiliated Fund of each other Investor Entity so listed.

“Acquisition” has the meaning set forth in the recitals hereto.

“Automatic Shelf Registration Statement” means a Shelf Registration Statement filed with the Commission on Form S-3ASR or Form F-3ASR.

“Business Day” means any day of the year other than Saturdays, Sundays and public holidays in New York, New York or Luxembourg, Grand Duchy of Luxembourg.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereof.

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“Holder” has the meaning set forth in the preamble hereof.

“Investor” has the meaning set forth in the preamble hereof.

“Investor Entity” has the meaning set forth in the preamble hereof.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“Losses” has the meaning set forth in Section 7(a).

“Ordinary Shares” means the Company’s ordinary shares, no nominal value, or any successor security thereto.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity (or any department, agency or political subdivision thereof).

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Registrable Securities” means (i) any Ordinary Shares issued or issuable to any Holder, (ii) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) immediately above and clause (iii) immediately below by way of dividend, split, combination, recapitalization, exchange, merger, consolidation or other reorganization, and (iii) any Ordinary Shares held by any Holder on the date hereof or thereafter. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act or (b) sold to the public through a broker, dealer or market maker in compliance with Rule 144. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise), whether or not such acquisition has actually been effected.

“Registration Expenses” has the meaning set forth in Section 6.

“Requisite Holders” means the Holders holding at least 66 2⁄3% of the applicable Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule then in force).

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registrable Securities” has the meaning set forth in Section 2(d)(ii).

“Shelf Registration” means a registration of Registrable Securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Registration Statement” has the meaning set forth in Section 2(d)(i).

“Shelf Offering” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Notice” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Request” has the meaning set forth in Section 2(d)(ii).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Suspension Event” has the meaning set forth in Section 2(f)(ii).

“Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Suspension Period” has the meaning set forth in Section 2(f)(i).

“Underwritten Takedown” has the meaning set forth in Section 2(d)(ii).

2.    Demand Registrations.

(a)    Requests for Registration. Subject to this Section 2, the Requisite Holders of all Registrable Securities at such time may request registration, whether underwritten or otherwise, under the Securities Act of all or part of their Registrable Securities on Form S-1, Form F-1 or any similar long-form registration (“Long-Form Registrations”) or on Form S-3 or Form F-3 or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 2 and any underwritten offerings with respect thereto, are referred to herein as “Demand Registrations.” Each request for a Long-Form Registration or Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request for a Long-Form Registration or Short-Form Registration, the Company will give written notice of such requested registration to all other Holders and will include (subject to the provisions of this Agreement including clause (d) below) in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after the receipt of the Company’s notice. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(b)    Long-Form Registrations. Requisite Holders of all Registrable Securities at such time will be entitled to request three (3) Long-Form Registrations (not including any request for a Shelf Registration) in which the Company will pay all Registration Expenses. A registration will not count as a permitted Long-Form Registration until it has become effective and unless the Requisite Holders are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; it being understood and agreed that the Requisite Holders making a request for a Demand Registration hereunder may withdraw from such registration at any time prior to the effective date of such Demand Registration, in which case such request will not count as one of the permitted Demand Registrations for such Holders, irrespective of whether or not such registration is effected.

(c)    Short-Form Registrations. Requisite Holders of all Registrable Securities at such time will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form registration and if the managing underwriters (if any) agree to the use of a Short Form Registration. The Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d)    Shelf Registration.

(i)    Subject to the availability of required financial information, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration, the Company shall file with the Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in such request, but for no time period longer than the period ending on the earliest of (A) the date on which all Registrable Securities covered by such Shelf Registration have been sold pursuant to the Shelf Registration, and (B) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration in existence.

(ii)    In the event that a Shelf Registration Statement is effective, the Requisite Holders of the Registrable Securities covered by such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses in connection therewith. The Requisite Holders of the Registrable Securities covered by such Shelf Registration Statement shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that the Holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company, subject to Sections 2(e) and 8 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of

Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Requisite Holders that made the Shelf Offering Request), use its reasonable best efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(iii)    Notwithstanding the foregoing, if the Requisite Holders wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holders only need to notify the Company of the block trade Shelf Offering two (2) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the Requisite Holders wishing to engage in the underwritten block trade) and the Company shall promptly notify other Holders and such other Holders must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Requisite Holders wishing to engage in the underwritten block trade) and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences); provided that the Requisite Holders shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(iv)    The Company shall, at the request of the Requisite Holders of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Requisite Holders to effect such Shelf Offering.

(e)    Priority on Demand Registrations and Shelf Offerings. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration, (i) first, the number of Registrable Securities requested to be included in such registration which, in the opinion of such underwriters, can be sold without any such adverse effect, pro rata, if necessary, among the Holders based on the number of Registrable Securities requested to be included therein by each such Holder, and (ii) second, any other securities of the Company included in such registration which, in the opinion of such underwriters, can be sold without any such adverse effect, pro rata, if necessary, on the basis of the number of shares of such other securities requested to be included therein by each such Holder.

(f)    Restrictions on Demand Registrations and Shelf Offerings.

(i)    The Company shall not be obligated to effect any Demand Registration within ninety (90) days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company shall not be obligated to effect more than one (1) Long-Form Registration that is a Demand Registration (not including any Shelf Registration) in the same calendar year. The Company may postpone, for up to sixty (60) days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement for up to sixty (60) days from the date of the Suspension Notice (as defined below) and therefore suspend sales of the Shelf Registrable Securities (such period, the “Suspension Period”) by providing written notice to the Holders if the Company’s board of directors determines in its reasonable good faith judgment, upon advice of counsel, that the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (x) the Company has a bona fide business purpose for preserving the confidentiality of such information or (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate a transaction; provided that in such event, the Holders of Registrable Securities shall be entitled to withdraw such request for a Demand Registration or underwritten Shelf Offering and the Company shall pay all Registration Expenses in connection with such Demand Registration or Shelf Offering. The Company may not delay Demand Registrations hereunder for more than ninety (90) days in any twelve-month period without the consent of the applicable Requisite Holders. The Company also may extend any Suspension Period for an additional consecutive sixty (60) days with the consent of the applicable Requisite Holders, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii)    In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(i) above or pursuant to Section 5(f) (a “Suspension Event”), the Company shall give a notice to the Requisite Holders of the Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice (without disclosing material non-public information about the Company) and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders’ counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(iii)    Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(f), the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

(g)    Selection of Underwriters. In the case of a Demand Registration, subject to Section 2(d)(iii) above, the Requisite Holders of the Registrable Securities included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the Company.

(h)    Other Registration Rights. Without the prior written consent of the Requisite Holders of Registrable Securities at such time (excluding for this purpose only any Holders whose Registrable Securities may be sold freely under Rule 144 without regard to volume or manner of sale restrictions), the Company will not grant to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) less than or equal to 15% (on a fully-diluted basis) of Ordinary Shares at such time the right to request the Company to register any equity securities of the Company. If any Person or such group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) in excess of 15% (on a fully-diluted basis) of Ordinary Shares at such time, the Company will not, without the prior written consent of the Holders of the Requisite Holders of Registrable Securities at such time, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights relating to equity securities of the Company that are superior to, or have priority over, the registration rights provided to the Holders pursuant to this Agreement.

3.    Piggyback Registrations.

(a)    Right to Piggyback. Whenever the Company proposes to register or offer pursuant to a registration statement any of its Ordinary Shares in an underwritten offering under the Securities Act other than pursuant to (i) a Demand Registration (which will be governed by Section 2 above), or (ii) pursuant to a registration statement on Form S-8, S-4, F-4 or any similar or successor form, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of its intention to effect such a registration or underwriting and will, subject to the provisions of this Agreement including clauses (c) and (d) below, include in such registration or underwriting (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after the receipt of the Company’s notice thereof.

(b)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; provided that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, Registerable Securities and other securities, if any, requested to be included in such registration which, in the opinion of such underwriters, can be sold without any such adverse effect, pro rata among the holders of Registerable

Securities and holders of such other securities on the basis of the number of securities requested to be included therein.

(c)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (which registration was granted in accordance with Section 2(h) above), the Company will include in such registration all securities requested to be included in such registration; provided that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect and (ii) second, the Registrable Securities and other securities, if any, requested to be included in such registration, which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of Registerable Securities and holders of such other securities on the basis of the number of securities requested to be included therein.

(d)    Selection of Underwriters. In case of a Piggyback Registration that is an underwritten primary registration on behalf of the Company, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the Requisite Holders of the Registrable Securities included in such Piggyback Registration.

(e)    Obligations of Seller. During such time as any Holder may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such Holder shall distribute any Registrable Securities held by such Holder only under the registration statement and solely in the manner described in the registration statement.

(f)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

4.    Holdback Agreements.

(a)    In connection with all underwritten Demand Registrations and underwritten Piggyback Registrations, each Holder shall enter into customary lock-up agreements with the managing underwriters of the relevant offering, provided that the lock-up period shall not extend beyond ninety (90) days after the pricing of the relevant offering. The Company may impose stop-transfer instructions with respect to the Ordinary Shares (or other securities) subject to the foregoing restriction until the end of such period.

(b)    The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such period of time as may be required by the underwriters managing such underwritten registration following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (such period of time to be no longer than the lock-up period applicable to the Holders), and (ii) shall cause each holder (other than the Holders) of at least 5% (on a fully-diluted basis) of its Ordinary Shares, or any securities convertible into or exchangeable or exercisable for Ordinary Shares, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (such period of time to be no longer than the lock-up period applicable to the Holders), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered public offering otherwise agree in writing.

5.    Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)    in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for any Holder of Registrable Securities covered by such registration statement copies of all such documents proposed to be filed), which documents shall be subject to the review and comment of such counsel, and include in any Short-Form Registration such additional information reasonably requested by the Requisite Holders of the Registrable Securities covered by such registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws;

(b)    (i) notify each Holder of the effectiveness of each registration statement filed hereunder, (ii) unless provided otherwise in this Agreement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by the registration statement have been sold and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)    furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)    use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)    notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    prepare and file promptly with the Commission, and notify such Holders prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its best efforts to prepare promptly upon request of any such Holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Requisite Holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j)    make available at reasonable times for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement subject to the applicable person(s) executing a nondisclosure agreement in reasonable form and substance if reasonably required by the Company;

(k)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the

Company’s first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)    permit any Holder which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(n)    use its best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Ordinary Shares included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such Holders of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its best efforts promptly to obtain the withdrawal of such order;

(o)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(p)    cooperate with each Holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority, Inc.;

(q)    use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(r)    in the case of any underwritten offering, use its reasonable best efforts to obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the Holders of Registrable Securities being sold reasonably request;

(s)    if Registrable Securities are to be sold in an underwritten offering, to include in the registration statement to be used, or in the case of a Shelf Registration, the prospectus supplement to be used, all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities;

(t)    provide a legal opinion of one (or more if requested by the underwriters in such offering) of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(u)    if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer

(as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v)    if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w)    if the Shelf Registration Statement would otherwise cease to be effective, use its reasonable best efforts to file a new Shelf Registration Statement covering the Registrable Securities on Form F-3 or S-3, as applicable, and, if such form is not available, Form F-1 or S-1, as applicable, and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

6.    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, fees and disbursements of one (1) counsel selected by the Requisite Holders of the applicable Registrable Securities up to an amount of U.S.$150,000 in the aggregate, and fees and disbursements of all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company and, to the extent approved by the Company in advance, the reasonable expenses related to any “Road Show” for an underwritten offering, including travel, meals and lodging (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. For the avoidance of doubt, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything contained herein, each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

7.    Indemnification.

(a)    The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder, its partners, members, officers, directors, employees, agents and representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder, partners, members, director, officer or controlling person for any legal or other expenses reasonably incurred by such Holder, partner, member, director, officer, employee, agent, representative or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b)    In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will (i) indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact relating to such Holder and provided by such Holder to the Company or the Company’s agent contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in, or based upon, any information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify will be individual, not joint and several, to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement, and (ii) reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by such Persons in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished to such Holder by such Persons expressly for use therein. In connection with an underwritten offering in which a Holder is participating, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act).

(c)    Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that failure to give such notice shall not affect the right of such Person to indemnification hereunder unless such failure is prejudicial to the indemnifying party’s ability to defend such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)    The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company and each Holder also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnification provided for herein is unavailable for any reason.

(e)    If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(f)    No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(g)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, unless such provisions expressly state otherwise.

8.    Participation in Underwritten Registrations.

(a)    No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, lockup agreements (subject to Section 4(a) hereof) and other documents reasonably required under the terms of such underwriting arrangements; provided further, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder’s intended method of distribution. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4 or that are necessary to give further effect thereto.

(b)    Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Takedown requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Requisite Holders of the Registrable Securities included in such underwritten offering.

(c)    Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(f). In the event the Company has given any such notice, the applicable time period set forth in Section 5(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(c) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f).

9.    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    at all times, make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)    file with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and

(c)    so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(d)    The Company shall cooperate with the Holders in any sale and or transfer of Registrable Securities including by means not involving a registration statement.

10.    Effectiveness. This Agreement shall become effective upon consummation, in whole or in part, of the Acquisition.

11.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile or electronic mail to the recipient. Such notices, demands and other communications will be sent to the applicable parties hereto at such address or to the attention of such other Person as is specified in the Company’s books and records or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

12.    Miscellaneous.

(a)    No Similar Agreements. The Company acknowledges that it is not party to any other agreement providing for registration rights or similar rights with any holder, or potential holder, of its securities, and that the Registration Rights Agreement, dated as of October 6, 2014, by and among the Company, Atalaya Luxco Pikco S.C.A. and each of the other Persons party thereto has been terminated on or prior to the date hereof.

(b)    No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the Holders in this Agreement.

(c)    Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver to or of this Agreement or any provision hereof shall be effective against the Company or the other Persons party hereto unless such modification, amendment or waiver is approved in writing by the Company and each Investor. Notwithstanding anything to the contrary, no modification, amendment or waiver to or of this Agreement or any provision hereof that adversely affects the rights or obligations hereunder of any particular Holder or group of Holders while not similarly affecting the rights or obligations hereunder of all Holders shall be effective against such Holder or group of Holders unless approved in writing by such Holder or the Holders of a majority of the Registrable Securities held by such group of Holders, as the case may be. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

(e)    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Each party hereto that is an Investor Entity may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliated Funds in connection with a transfer of Registrable Securities to such Affiliated Fund. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders are also for the benefit of, and enforceable by, any subsequent Holder.

(f)    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(g)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(i)    GOVERNING LAW; JURISDICTION. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES THAT ANY ACTION OR PROCEEDING ARISING UNDER AND RELATED TO THE MATTERS SET FORTH IN THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY MATTER OR TRANSACTION CONTEMPLATED HEREBY.

(j)    Time is of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day which is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

(k)    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(l)    Electronic Signatures. The parties hereto irrevocably and unreservedly agree that this Agreement and the other document(s) in question may be executed by way of electronic signatures and the parties hereto agree that such document(s), or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATENTO S.A.

By:	/s/ Thomas J. Iannotti

Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MEZZANINE PARTNERS II ONSHORE LUX SARL II

By:	/s/ Armando Correia
Name: Armando Correia
Title: Authorised Signatory

Address: 291 route d’Arlon L-1150 Luxembourg
Phone: 28836205
Email: luxembourg@hpspartners.com

MEZZANINE PARTNERS II OFFSHORE LUX SARL II

By:	/s/ Armando Correia
Name: Armando Correia
Title: Authorised Signatory

Address: 291 route d’Arlon L-1150 Luxembourg
Phone: 28836205
Email: luxembourg@hpspartners.com

MEZZANINE PARTNERS II INSTITUTIONAL LUX SARL II

By:	/s/ Armando Correia
Name: Armando Correia
Title: Authorised Signatory

Address: 291 route d’Arlon L-1150 Luxembourg
Phone: 28836205
Email: luxembourg@hpspartners.com

MEZZANINE PARTNERS II AP LUX SARL II

By:	/s/ Armando Correia
Name: Armando Correia
Title: Authorised Signatory

Address: 291 route d’Arlon L-1150 Luxembourg
Phone: 28836205
Email: luxembourg@hpspartners.com

[Signature Page to Registration Rights Agreement]

DocuSign Envelope ID: 34878451-E7C5-4F6F-86E4-9CEE58C2C17E

CHESHAM INVESTMENT PTE LTD

By:	/s/ Chan Sihong (Senior Vice President)
Name: Sihong Chan
Title: Authorized Signatory

Address:	One Bush Street, Suite 1100, San Francisco
Phone:	415.229.1800
Fax:	415.229.1813
Email:

[Signature Page to Registration Rights Agreement]

TAHEEBO HOLDINGS LLC

By:	/s/ Michael Fisch
Name: Michael Fisch
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

Schedule A

Investors

“HPS”

Mezzanine Partners II Offshore Lux Sarl II

Mezzanine Partners II Onshore Lux Sarl II

Mezzanine Partners II Institutional Lux Sarl II

Mezzanine Partners II AP LUX SARL II

“GIC”

Chesham Investment Pte. Ltd.

“Farallon”

Taheebo Holdings LLC